UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 13, 2006

BEST BUY CO., INC.

(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7601 Penn Avenue South
Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 13, 2006, the Board of Directors of Best Buy Co., Inc. adopted Amended and Restated Bylaws which consolidate previously adopted amendments to create a comprehensive set of Bylaws. In addition, the Amended and Restated Bylaws include a new provision, Article III, Section 3(F), which in accordance with Minnesota corporate law allows a director to give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Directors. If the director is not present at the meeting, the consent or opposition will be counted as a vote in favor of or against a proposal, as applicable, if the proposal acted on is substantially the same as the proposal to which the director has consented or objected. A director’s advance written consent or opposition to a proposal will not constitute presence for purposes of determining the existence of a valid quorum.

The Amended and Restated Bylaws became effective on September 13, 2006, and are attached as Exhibit 3.1 to this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Bylaws of Best Buy Co., Inc., effective September 13, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: September 19, 2006	/s/ Susan S. Grafton
Susan S. Grafton
Vice President — Financial Operations
and Controller